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                                                                  Exhibit 23.1.9


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Nextera/Lexecon Limited Purpose Stock Option Plan of Nextera Enterprises, Inc. of our report dated September 25, 1998, with respect to the 1997 financial statements of Pyramid Imaging, Inc., included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Nextera Enterprises, Inc. Form S-1 (File No. 333-63789).


/s/ ERNST & YOUNG

San Francisco, California
June 9, 1999